EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Incyte Pharmaceuticals, Inc. and in the related prospectus of our report dated January 24, 2000 with respect to the consolidated financial statements and schedule of Incyte Genomics, Inc. (formerly Incyte Pharmaceuticals, Inc.) included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP


Palo Alto, California
September 29, 2000